EXHIBIT 23.1

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Medco Research, Inc. and its subsidiary on Form S-8 (File No. 33-35675) of our report dated January 22, 1999, on our audit of the consolidated financial statements of Medco Research, Inc. and its subsidiary as of December 31, 1998 and 1997 and for each of the years then ended, which report is included in this Annual Report on Form 10-K.

                                        PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 15,1999